                              AMENDED AND RESTATED

                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                          HEALTHPARTNERS FUNDING, L.P.

                          Dated as or December 1, 1995

                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                          HEALTHPARTNERS FUNDING, L.P.

                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I:          General Provisions ................................    1

      Sec. 1.01.    Name, Principal Office and Records ................    1
      Sec. 1.02.    Purposes and Powers of the Partnership ............    1
      Sec. 1.03.    Commencement of Business ..........................    1
      Sec. 1.04.    Fiscal Year .......................................    1
      Sec. 1.05.    Liability of Partners .............................    2

ARTICLE II:         Management of Partnership .........................    2

      Sec. 2.01.    Management Generally ..............................    2
      Sec. 2.02.    Authority of General Partner ......................    2
      Sec. 2.03.    Limitation on Authority ...........................    3
      Sec. 2.04.    General Partner's Responsibilities ................    3
      Sec. 2.05.    Management Fees ...................................    4
      Sec. 2.06.    Expenses ..........................................    4
      Sec. 2.07.    Other Activities of the Partners ..................    5
      Sec. 2.08.    Reliance by Third Parties .........................    6
      Sec. 2.09.    Exculpation .......................................    6
      Sec. 2.10.    Indemnification ...................................    6

ARTICLE III:        Capital Contributions, Drawdowns and Distributions     7

      Sec. 3.01.    Definitions .......................................    7
      Sec. 3.02.    Capital Contributions .............................    9
      Sec. 3.03.    Drawdowns .........................................    9
      Sec. 3.04.    Allocation of Profits and Losses ..................   10
      Sec. 3.05.    Distributions .....................................   13
      Sec. 3,06.    Withdrawals .......................................   13
      Sec. 3.07.    Reserves ..........................................   14
      Sec. 3.08.    Reinvestment ......................................   14
      Sec. 3.09.    Allocation or Income and Loss for Tax Purposes ....   14
      Sec. 3.10.    Special Allocations ...............................   14

                                      (i)

                                                                         Page

ARTICLE IV:        Admission and Withdrawals of Partners; Transfers ...   15
        Sec. 4.01. Admission of Additional Limited Partners ...........   15
        Sec. 4.02. Withdrawals of Partners ............................   16
        Sec. 4.03. Transfers ..........................................   16

ARTICLE V:         Representations, Warranties and Covenants ..........   16

        Sec. 5.01. Representations of the General Partner .............   16
        Sec. 5.02. Covenants of the General Partner ...................   17
        Sec. 5.03. Representations of the Limited Partners ............   17

ARTICLE VI:        Duration and Termination of Partnership ............   18

        Sec. 6.01. Duration and Dissolution of Partnership ............   18
        Sec. 6.02. Liquidation of Partnership .........................   19

ARTICLE VII:       Tax Returns; Reports to Partners ...................   20

        Sec. 7.01. Piling of Tax Returns ..............................   20
        Sec. 7.02. Reports to Current and Former Partners .............   20
        Sec. 7.03. Tax Matters Partner ................................   21

ARTICLE VIII:      Miscellaneous ......................................   21

        Sec. 8.01. General ............................................   21
        Sec. 8.02. Power of Attorney ..................................   21
        Sec. 8.03. Amendments to Partnership Agreement ................   22
        Sec. 8.04. Choice of Law ......................................   22
        Sec. 8.05. Notices ............................................   22
        Sec. 8.06. Headings ...........................................   23


Schedule A - Schedule of Partners
Schedule B - Borrowing Schedule
Schedule C - Existing Providers
Schedule D - MediMax Clients

                                      (ii)

                              AMENDED AND RESTATED
                          UNITED PARTNERSHIP AGREEMENT
                                       OF
                           HEALTHPARTNERS FUNDING L.P.

                          Dated as of December 1, 1995

     The undersigned (herein called the "Partners") hereby agree to continue a limited partnership (herein called the "Partnership") formed pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (the "Act") which shall be governed by, and operated pursuant to, the terms and provisions of this Amended and Restated Limited Participation Agreement (herein called the "Agreement").

                                    ARTICLE I

                               General Provisions

     Sec. 1.01. Name, Principal Office and Records. The name of the Partnership is HealthPartners Funding, L.P. Its principal office is located at 2001 L Street, N.W., Suite 402, Washington, D.C. 20036, or at such other location as the General Partner (as defined in Sec. 1.05) in the future may designate with the prior consent of each of the Limited Partners (as defined in Sec. 1.05), which consent shall not be unreasonably withheld. All of the books and records of the Partnership shall be maintained at the principal office of the Partnership.

     Sec. 1.02. Purposes and Powers of the Partnership, The Partnership is organized for the purpose of purchasing, providing loans against or financing Receivables generated by health care providers, including, without limitation, hospitals, physician groups, nursing homes, out-patient surgery centers, home health care companies, durable medical equipment companies and similar entities ("Health Care Receivables"), and taking such actions as may be necessary and incidental to such purpose. The Partnership may not engage in any investment, trading or financing activity of any kind other than as set forth above, but subject to such limitation, the Partnership shall have the power to engage in all activities and transactions that the General Partner may deem necessary or advisable in connection with the foregoing purpose.

     Sec. 1.03. Commencement of Business. The Partnership shall commence business on the Initial Funding Date (as defined in Sec. 3.01).

     Sec. 1.04. Fiscal Year. The fiscal year of the Partnership (herein called the "Fiscal Year") shall end on December 31 of each year.

     Sec. 1.05. Liability of Partners. The names of all of the Partners are set forth in Schedule A attached hereto and incorporated as a part of this Agreement by reference, which schedule shall be maintained with the records of the Partnership at the Partnership's principal office (as set forth in Sec. 1.01). The Partner designated in Part I of Schedule A as the General Partner (herein called the "General Partner") shall have unlimited liability for the repayment and discharge of all debts and obligations of the Partnership in accordance with and to the extent provided by the Act. The Partners designated in Part II of Schedule A as Limited Partners (herein called the "Limited Partners") shall be liable for the repayment and discharge of all debts and obligations of the Partnership only to the extent of their respective interests in the Partnership. The Partners shall share all losses, liabilities or expenses suffered or incurred by virtue of the operation of this Sec. 1.05 in the proportions of their respective interests in the Partnership. A Limited Partner's share of all losses, liabilities or expenses shall not be greater than its interest in the Partnership. The General Partner shall be liable for the losses, liabilities or expenses suffered or incurred in excess of the interests of the Limited Partners. Except in the case of a Drawdown (as defined in Sec. 3.01) pursuant to Sec. 3.03., in no event shall any Limited Partner (or former Limited Partner) be obligated to make any additional contribution whatsoever to the Partnership, nor shall any Limited Partner (or former Limited Partner) have any liability for the repayment and discharge of the debts and obligations of the Partnership (apart from his interest in the Partnership).

                                   ARTICLE II

                            Management of Partnership

     Sec. 2.01. Management Generally. The power to manage the affairs of the Partnership and to act on behalf of the Partnership shall be vested exclusively in the General Partner. Except as authorized by the General Partner, the Limited Partners shall have no right or authority to participate in the management of the Partnership, and shall have no right or authority to act on behalf of the Partnership in connection with any matter,

     Sec. 2.02. Authority of General Partner. Except as otherwise expressly provided in this Agreement, the General Partner shall have the authority on behalf and in the name of the Partnership to take any action or make any decisions on behalf of the Partnership hereunder in order to carry out the purpose of the Partnership set forth in Sec. 1.02 and to perform all acts and enter into and perform all contracts and other undertakings which it may deem necessary or advisable or incidental in relation thereto, including, without limitation, the power:

     (a) to identify, evaluate, purchase, provide loans against or finance Health Care Receivables subject to and in accordance with all of the provisions of this Agreement;

     (b) to cause the Partnership to borrow money or otherwise obtain financing required for the business and affairs of the Partnership and to secure repayment of any such loans or borrowings by subjecting to security interest(s) all or any part of the Partnership's assets and to prepay, refinance, increase, modify or extend the maturities or other terms of any or all of such loans or borrowings as the General Partner deems in the best interests of the Partnership, provided that any such borrowings must comply with the borrowing schedule set forth in Schedule B attached hereto;

     (c) to pay out of the funds of the Partnership any management fees permitted to be paid pursuant to Sec. 2.05 and any expenses permitted to be incurred by the Partnership pursuant to Sec. 2.06;

     (d) to manage and direct the business affairs of the Partnership, to do any and all acts on behalf of the Partnership, and to exercise all rights of the Partnership with respect to its interest in any Health Care Receivables or other collateral, including , without limitation, participation in arrangements with insurers and insurance agents, the ins titution and settlement or compromise of claims, suits and administrative proceedings and other like or similar matters;

     (e) to hire consultants, attorneys and accountants for the Partnership;

     (f) to open, maintain and close bank accounts and draw checks or other orders for the payment of management fees permitted to be paid pursuant to Sec.
2.05 and expenses permitted to be incurred by the Partnership pursuant to Sec. 2.06;

     (g) to invest cash held by the Partnership in money market or other short-term instruments;

     (h) to act as nominee for the Partnership with respect to any of the foregoing matters; and

     (i) to authorize any employee or other agent to act for and on behalf of the Partnership and the General Partner, directly or as nominee, as to the foregoing and all matters pertaining thereto.

     Sec. 2.03. Limi tation on Authority. The General Partner shall not take any actions other than those specifically authorized by Sec. 2.02 or confess a judgment against the Partnership without the prior written consent of all of the Limited Partners and shall not do any act in contravention of this Agreement.

     Sec. 2.04. General Partner's Responsibilities

     (a) The General Partner shall execute and cause to be filed original or amended certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of the State of Delaware and any other jurisdictions in which the Partnership engages in business. Immediately after initially purchasing, providing a loan against or financing any Health Care Receivables for or on behalf of the Partnership, the General Partner shall forward a photocopy of the Receivables Purchase and Sale Agreement and any other agreements entered into by the Partnership with respect to such Health Care Receivables to Farallon Capital Management, Inc. ("FCMI"), acting on behalf of each Limited Partner, or such other person as the Limited Partners may designate from time to time. The General Partner shall, on behalf of the Partnership, keep or cause to be kept full and complete books of account in which shall be entered fully and accurately all transactions of the Partnership . The General Partner will make the books and records of the Partnership available during reasonable business hours for inspection by any of the Partners and their representatives at the principal office of the Partnership . The General Partner shall take any and all actions necessary to cause the Partnership to comply with all applicable laws and regulations, including laws and regulations applying to purchasing, loaning against or financing Health Care Receivables.

     (b) Born during and after the term of this Agreement, the General Partner shall hold in strict confidence and shall not, without the written consent of each of the Limited Partners, disclose to any person the identity of the Limited Partners (except as such disclosure may be required by law), the identity of any of the principals or beneficial holders of any of the Limited Partners or the terms of this Agreement, provided that each Limited Partner agrees to make itself reasonably available as a reference in the ordinary course of the Partnership's business. The General Partner shall take all reasonable steps, including, but not limited to, refraining from doing business in jurisdictions which may require disclosure of the identity of any of the principals or beneficial holders of any of the Limited Partners, to avoid such disclosure.
The General Partner shall provide 10 days' prior written notice to the Limited Partners of the disclosure of the identity of the Limited Partners or the terms of this Agreement.

     Sec. 2.05. Management Fees. For providing management services, the General Partners shall be entitled to a cash payment out of the assets of the Partnership equal to $400,000.00 per annum, payable in monthly installments of $33,333.33 each and in advance as of the first day of each month.

     Sec. 2.06. Expenses. The General Partner shall bear all general and administrative expenses of the Partnership ("General Partner Expenses") on the terms and conditions set forth in this Sec. 2.06. General Partner Expenses include recurring routine expenses incident to operating the business of the Partnership, including compensation and expenses of employees of the General Partner and expenses for administrative services, office space and facilities and telephone. General Partner Expenses exclude, without limitation any taxes which may be assessed against the Partnership, licensing fees for the software to be used by the Partnership, brokerage commissions, financing and banking expenses incurred (including interest or discount expenses, lock-box or similar fees and expenses incurred in establisbing or maintaining Partnership financing arrangements), outside accounting, tax return preparation, legal and professional consulting expenses incurred with respect to Partnership activities, expenses attributable to verification of Receivables, portfolio valuations and due diligence with respect to Partnership investments (including, without limitation, research, travel and related expenses), expenses attributable to the Partnership relating to litigation or threatened litigation involving the Partnership and expenses deemed by the General Panners to be extraordinary or non-recurring that result from the operation of the Partnership (such excluded expenses and payments to the General Partner paid pursuant to Sec. 2.05, collectively, "Partnership Expenses"). Notwithstanding anything herein to the contrary, the Partnership may assume liabilities relating to any lease for office space entered into by the General Partner on or prior to May 1, 1996, provided that such liabilities shall be allocated solely to the capital account of the General Partner.

     Sec. 2.07. Other Activities of the Partners.

     (a) The General Partner and its officers, directors, employees or other agents (together with employees of the Partnership, collectively called the "Affiliates") shall devote so much of their time to the affairs of the Partnership as in the judgment of the General Partner the conduct of the business of the Partnership shall reasonably require. The General Partner and any person which is a parent, shareholder, subsidiary or Affiliate of the General Partner, or any person in which the General Partner or any of its shareholders, parents, subsidiaries or Affiliates may have an interest, may engage in or own an interest in any other business, investment or profession of any kind and description, so long as it is not in the business of purchasing, providing loans against or otherwise financing Health Care Receivables, and neither the Partnership nor any or its Partners shall have any rights by virtue of this Agreement in or to any of such businesses, professions or investments, or in or to any income or profit derived therefrom; provided, however, that the
                                                    --------  -------
General Partner is specifically authorized to manage (i) the health care division of Cash Flow Management, L.P., a Tennessee Limited partnership
("CPM"), with respect to health care Receivables acquired or financed by CPM prior to December 1, 1995, but only so long as capital contributions to the health care division of CFM do not at any time exceed $5,000,000 and
(ii) HealthPartners-DEL, L.P. ("DEL"), a Delaware limited partnership formed by the principals of the General Partner for the purpose of purchasing, providing loans against and financing Health Care Receivables, but only so long as capital contributions to DEL do not exceed $375,000.

     (b) The Partnership and DEL, to the extent that each has available capital and to the extent that sufficient batches of Health Care Receivables are available, shall invest in the Health Care Receivables of the same providers, including the Health Care Receivables of the providers listed in Schedule C attached hereto. Each of the Partnership and DEL shall invest individually in a batch of Health Care Receivables of a particular provider, but the total batches of Health Care Receivables from such provider shall be allocated among the Partnership and DEL on a pro rata basis in accordance with, respectively, the aggregate Capital Commitments (as defined in Sec. 3.01) made to the Partnership and the maximum amount that may be invested pursuant to paragraph (a) above by DEL in Health Care Receivables.

     (c) Nothing in this Agreement shall be deemed to prohibit any Limited Partner or any person which is a shareholder, parent, subsidiary or affiliate of any Limited Partner, or in which any Limited Partner or such person may have an interest, from engaging in or owning an interest in any other business, profession or investment of any kind or description, whether or not in direct or indirect competition with the Partnership, and neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement in or to any of such businesses, professions or investments, or in or to any income or profit derived therefrom,

     Sec. 2.08. Reliance by Third Parties. Persons dealing with the Partnership are entitled to rely conclusively upon the certificate of the General Partner to the effect that it is then acting as the General Partner, and upon the power and authority of the General Partner as herein set forth.

     Sec. 2.09. Exculpation. No Partner or Affiliate (as defined in Sec. 2.07) shall be liable to any Partner or the Partnership for mistakes of judgment or for any action or inaction unless such action or inaction constitutes gross negligence, fraud or willful misconduct. Each Partner and Affiliate may consult with counsel, accountants and other advisers to the Partnership in respect of Partnership affairs and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel, accountants or other advisers, provided that they shall have been selected with reasonable care.

     Notwithstanding any of the foregoing to the contrary, the provisions of this Sec. 2.09 shall not be construed so as to relieve (or attempt to relieve) any Partner or Affiliate of any liability, to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Sec. 2.09 to the fullest extent permitted by law.

     Sec. 2.10. Indemnification

     (a) To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless each Partner, each Affiliate (as defined in Sec. 2.07) and the legal representatives of each of them (herein called an "Indemnified Party") from and against any loss or expense suffered or sustained by an Indemnified Party by reason of the fact that such person is or was an Indemnified Party, including without limitation any judgment, settlement, reasonable attorney's fees and other costs or expenses incurred in connection with the defense of any actual or threatened action or proceeding, provided that such loss or expense resulted from a mistake of judgment on the part of an Indemnified Party or from action or inaction, unless such action or inaction constituted gross negligence, fraud or willful misconduct, and, with respect to any criminal proceeding, provided that such Indemnified

Party had no reasonable cause to believe the conduct of such Indemnified Person was unlawful. The Partnership shall advance to the Indemnified Party reasonable attorney's fees and other costs and expenses incurred in connection with the defense of any action or proceeding which arises out of such conduct. Each Indemnified Party hereby agrees, that in the event such person receives any such advance, such Indemnified Party shall reimburse the Partnership for such fees, costs and expenses to the extent that it shall be determined that such person was not entitled to indemnification under this Sec. 2.10.

     (b) The indemnification provided by this Sec. 2.10 shall not be deemed to be exclusive of any other rights to which each Indemnified Party may be entitled under any agreement, or as a matter of law, or otherwise, both as to action in such Indemnified Party's official capacity and to action in another capacity, and shall continue as to such Indemnified Party who has ceased to have an official capacity for acts or omissions during such official capacity or otherwise when acting at the request of the General Partner and shall inure to the benefit of the heirs, successors and administrators of such Indemnified Party.

     (c) Notwithstanding any of the foregoing to the contrary, the provisions of this Sec. 2.10 shall not be construed so as to provide for the indemnification of an Indemnified Party for any liability when such indemnification would be in violation of applicable law or when such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Sec. 2.10 to the fullest extent permitted by law.

                                    ARTICLE III

                        Capital Contributions, Drawdowns
                                and Distributions

     Sec. 3.01. Definitions. For the purposes of this Agreement, unless the context otherwise requires:

     (a) "Capital Commitment" means the aggregate amount set forth on Schedule A which each Limited Partner agrees to contribute to the Partnership from time to time pursuant to the terms of this Agreement.

     (b) "Commitment Period" means the period commencing on the Initial Funding Date and ending on (i) September 30, 1997 or, (ii) at the election prior to June 30, 1997 of Limited Partners having capital accounts the aggregate value of which exceeds 50% of the value of all Limited Partner capital accounts as of such date, September 30, 1998.

     (c) "Drawdown" means with respect to the Partners collectively a contribution by the Partners to the capital of the Partnership of such amount as shall be determined by the General Partner, at the request of the General Partner in accordance with

Sec. 3.03, and means with respect to any one Partner such Partner's proportional share of such Drawdown determined by reference to such Partner's Partnership Percentage.

     (d) "Initial Funding Date" means September 13, 1994.

     (e) A "Loss" with respect to any batch of Health Care Receivables shall mean the amount, determined as of the date such batch of Health Care Receivables should have been paid in full, by which (A), the sum of (i) the purchase price of such batch, (ii) interest expenses with respect to borrowings made by the Partnership in connection with such batch, and (iii) a pro rata portion of
                                                       --- ----
Partnership Expenses, such portion to be determined by multiplying Partnership Expenses for the period of collection of such batch by a fraction, the numerator of which is the purchase price of such batch, and the denominator of which is the aggregate purchase price of batches outstanding during such period, exceeds
(B), total cash receipts with respect to such batch; provided, however, that a
                                                     --------  -------
Loss shall be reduced by any cash receipts received by the Partnership during such period with respect to another batch (the "Other Batch") of Health Care Receivables of the same health care provider from whom the batch of Health Care Receivables resulting in the Loss (the "Loss Batch") was purchased, to the extent that such health care provider would have had a claim against such receipts from the Other Batch had there not been a Loss Batch.

     (f) "MediMax Funding Date" means the first date on which a contribution to the capital of the Partnership is made pursuant to a Drawdown made with respect to a MediMax Receivable.

     (g) "MediMax Profits" means the portion of Profits attributable to MediMax Receivables.

     (h) "MediMax Receivables" means any Health Care Receivables held by MediMax Receivables Funding II, L.P. or the persons identified on Schedule D attached hereto that are purchased, loaned against or otherwise financed by the Partnership.

     (i) "MediMax Return Amount" shall mean an amount calculated as of the end of each month equal to a 1.67% per month (20% on an annualized basis) return, compounded, on the weighted average of Unreturned Capital Contributions as of the end of each month from the MediMax Funding Date through the end of the particular month.

     (j) "Net Loss" for any period shall mean the excess of aggregate Losses with respect to batches for the period over aggregate Profits with respect to batches for the period.

     (k) "Net Profits" for any period shall mean the excess of aggregate Profits with respect to batches for the period over aggregate Losses with respect to batches for the period, as such may be reduced by any balances in the Loss Recovery Account pursuant to Sec.3.04(a).

          (l) "Partnership Percentage" means a percentage set forth in Schedule A for each Partner.

          (m) "Profits" with respect to any batch of Health Care Receivables for any period shall mean the excess of (i) the cash receipts received by the Partnership with respect to such batch and against which the health care provider shall have no claims over (ii) the sum of (x) a pro rata portion of the
                                                         --- ----
purchase price paid to such provider for such batch, such portion to be determined by multiplying the purchase price by a fraction, the numerator of which is the cash receipts received by the Partnership with respect to such batch during such period (against which tile health care provider shall have no claim), and the denominator of which is the amount of total cash receipts expected to be received by the Partnership with respect to such batch (against which the health care provider shall have no claim), (y) a pro rata portion of
                                                           --- ----
Partnership Expenses for the period, such portion to be determined by multiplying Partnership Expenses for the period by a fraction, the numerator of which is the purchase price of such batch, and the denominator of which is the aggregate purchase price of batches outstanding during such period, and (z) interest expenses paid during the period with respect to any borrowings made by the Partnership in connection with such batch.

          (n) "Threshold Return Amount" shall mean an amount calculated as of the end of each fiscal year equal to a 5% per quarter (20% on an annualized basis) return, compounded, on the weighted average of Unreturned Capital Contributions as of the end of each quarter from the Initial Funding Date through the end of the particular year.

          (o) "Unreturned Capital Contribution" shall mean, with respect to a Partner, the sum of all Drawdowns contributed to the Partnership by such Partner pursuant to Sec. 3.03, reduced (but not below zero) by the sum of all amounts distributed to such Partner pursuant to Sec. 3.05(b).

          Sec. 3.02. Capital Contributions. In order to provide the Partnership with capital to fund the purchases, loans against and financings of Health Care Receivables, each Partner shall make its Capital Commitment available for Drawdowns. No Partner shall be entitled to interest on any capital contributed to the Partnership, or to the return thereof, other than in connection with distributions made pursuant to Sec. 3.05.

             Sec. 3.03. Drawdowns.

          (a) Each Drawdown shall be made by the General Partner submitting to each Partner a notice of Drawdown at least 10 business days prior to the proposed date of the Drawdown (a "Drawdown Notice"). Such Drawdown Notice shall identity the intended use of the funds to be contributed to the capital of the Partnership as a result of the Drawdown, and the projected timing of the expenditure by the Partnership of such funds. In particular, such Drawdown Notice shall identity tile approximate number and value of Health Care Receivables proposed to be initially purchased, loaned against or financed by the Partnership out of such Drawdown, the projected dates on which such Health Care Receivables will be initially purchased, loaned against or financed by the Partnership and the average amount of such Health Care Receivables expected to be outstanding.

          (b) All contributions to the capital of the Partnership made in conjunction with any Drawdown shall be in cash, made by wire transfer to a bank account in the name of the Partnership specified in the Drawdown Notice by the General Partner.

          (c) Drawdowns may not be requested by the General Partner in an amount materially in excess of expenditures by the Partnership reasonably projected by the General Partner to be made within 15 days of the date of the Drawdown, which shall be subject to verification at the request of any Limited Partner. A Drawdown requested by the General Partner may not exceed the available Capital Commitments. If there are available Capital Commitments at the end of the Commitment Period, no further Drawdowns may be requested by the General Partner and the Partners shall have no further obligation to fund Drawdowns, other than those duly requested prior to the end of the Commitment Period.

             Sec. 3.04. Allocation Of Profits and Losses.

          (a) Within 15 days of the end of each calendar month, the Net Profits or Net Loss of the Partnership for such month shall be determined. Subject to Secs. 3.04(e)(i), 3.04(e)(ii), 3.04(e)(iii) and 3.04(e)(iv), Net Profits for
the month shall be allocated 80% among the Partners pro rata in accordance with
                                                    --- ----
their respective Partnership Percentages and 20% to the General Partner (such 20% allocation being referred to as the "Incentive Allocation"): provided that
                                                                 -------- ----
Net Profits shall be reduced to the extent of any remaining unrecovered balance in the Loss Recovery Account (defined below) maintained on the books and records of the Partnership (such amount by which Net Profits are reduced, the "Reduction Amount"), and the Reduction Amount shall be allocated among the Partners pro
                                                                         ---
rata in accordance with their respective Partnership Percentages. The amount of
- ----
the unrecovered balance remaining in the Loss Recovery Account shall be the amount existing immediately prior to its reduction pursuant to Sec. 3.04(b).

          (b) There shall be established on the books of the Partnership a memorandum account (the "Loss Recovery Account"), the opening balance of which shall be zero. At the end of each month, the balance in the Loss Recovery Account shall be adjusted as follows: first, if there has been a Net Loss for the month, an amount equal to the Net Loss shall be debited to the Loss Recovery
Account: second, if there have been Net Profits for the month, an amount equal to such Net Profits shall be credited to and reduce any unrecovered balance in the Loss Recovery Account, but not beyond zero; and, third, to the extent that the General Partner returns an amount to the Partnership pursuant to Sec. 3.04(e)(ii), an amount equal to five times such returned amount shall be credited to and reduce any unrecovered balance in the Loss Recovery Account, but not beyond zero.

          (c) All interest earned on cash deposits and money market instruments of the Partnership shall be allocated among the Partners pro rata in accordance
                                                         --- ----
with their respective Partnership Percentages.

          (d) Net Loss shall be allocated among the Partners pro rata in
                                                             --- ----
accordance with their respective Partnership Percentages.


          (e) Within 30 days of the end of each fiscal year, the General Partner shall determine (i) Net Profits or Net Loss, as the case may be, for such fiscal year, (ii) the MediMax Return Amount through the end of such fiscal year, and
(iii) the Threshold Return Amount through the end of such fiscal year.

          (i) In the event that as of the end of any fiscal year, Net Profits and earnings on cash deposits and money market instruments allocated to the Limited Partners since the MediMax Funding Date do not equal or exceed the MediMax Return Amount determined as of the end of such fiscal year, 100% of the MediMax Profits earned during the last month of the fiscal year shall be allocated among the Partners pro rata in accordance with their respective
                             --- ----
Partnership Percentages until all the Partners shall have been allocated Net Profits sufficient, together with earnings on cash deposits and money market instruments, to provide Partners, in the aggregate, with the MediMax Return Amount. To the extent that MediMax Profits earned during the last month of the fiscal year are insufficient to provide the Limited Partners, in the aggregate, with the MediMax Return Amount, men the General Partner shall return to the Partnership an amount equal to the portion of the MediMax Profits allocated to it since the MediMax Funding Date (which returned amount shall not reduce the Capital Commitment of the General Partner and shall be made within 45 days of the end of the fiscal yea) which, if distributed to the Partners pro rata in accordance with their respective Partnership Percentages, would provide Partners, in the aggregate, with the MediMax Return Amount. Such returned amount shall be distributed to the Partners pro rata in accordance with their respective Partnership Percentages.

          (ii) Subject to Sec. 3.04(e)(iv), if the Incentive Allocations made to the General Partner during a fiscal year exceed 20% of Net Profits for such fiscal year (or such lesser percentage as may result from the application of Sec. 3.04(e)(i)), or if Incentive Allocations have been made during such fiscal year and the Partnership experienced a Net Loss for such fiscal year, Net Profits earned during the last month of such fiscal year, if any, shall be allocated so that 80% of Net Profits for the fiscal year (subject to increase pursuant to Sec. 3.04(c), if applicable) shall have been allocated to the Partners pro rata in accordance with their respective Partnership Percentages,
         --- ----
and to the extent that Net Profits earned during the last month of the fiscal year, if any, are insufficient to result in such an allocation of Net Profits for the fiscal year, then the General Partner shall return to the Partnership the excess portion of Net Profits allocated to it for such fiscal year (which returned amount shall not reduce the Capital Commitment of the General Partner and shall be made within 45 days of the end of the fiscal year), which shall be an amount equal to the excess of (i) the Incentive

Allocations made to the General Partner during such fiscal year over (ii) 20% of Net Profits, if any, for such fiscal year (subject to reduction pursuant to Sec. 3.04(e)(i), if applicable). The amount so returned by the General Partner shall be allocated to the Partners pro rata in accordance with their respective
                             --- ----
Partnership Percentages.

          (iii) Subject to Sec. 3.04(e)(iv), if Incentive Allocations made to the General Partner during a fiscal year are less than 20% of Net Profits for such fiscal year (other than as a result of the application of
Sec. 3. 04(e)(i)), Net Profits earned during the last month of the fiscal year shall be allocated so that Incentive Allocations for such fiscal year equal 20% of Net Profits for such fiscal year (or such lesser percentage as may result from the application of Sec. 3.04(e)(i)), and to the extent that Net Profits earned during the last month of the fiscal year, if any, are insufficient to result in such an allocation of Net Profits for the fiscal year, then the Partners shall return an amount to the Partnership, pro rata in accordance with
                                                    --- ----
their respective Partnership Percentages, sufficient to allow for an Incentive Allocation of 20% of Net Profits for the fiscal year (subject to reduction pursuant to Sec. 3.04(e)(i), if applicable) to the General Partner (which returned amount shall not reduce their Capital Commitments and shall be made within 45 days of the end of the fiscal year), which shall be an amount equal to the excess of (i) Net Profits allocated to the Partners during such fiscal year (other than Incentive Allocations allocated to the General Partner) over (ii) 80% of Net Profits for such fiscal year (or such greater percentage as may result from the application of Sec. 3.04(e)(i)). The amount so returned by the Partners shall be allocated to the General Partner.

          (iv) In the event that as of the end of the fiscal year Net Profits and earnings on cash deposits and money market instruments distributed to the Limited Partners since the Initial Funding Date exceed the Threshold Return Amount through the end of such fiscal year, the General Partner shall be entitled to an allocation of 40% of Net Profits earned since the Initial Funding Date in excess of the Threshold Return Amount (the "Excess Amount"), and 60% of the Excess Amount shall be allocated to the Partners pro rata in accordance with
                                                     --- ----
their respective Partnership Percentages.

          (v) To the extent possible, Net Profits earned during the last month of the fiscal year shall be allocated so that 20% of Net Profits below the Threshold Return Amount and 40% of the Excess Amount shall have been allocated to the General Partner since the commencement of operations of Partnership (such 40% allocation being referred to as the "Additional Incentive Allocation"). To the extent that Net Profits earned in the last month of the fiscal year are insufficient to make the Additional Incentive Allocation, the Partners shall return an amount to the Partnership, pro rata in accordance with their
                                     --- ----
Partnership Percentages, sufficient to allow for the Additional Incentive Allocation to be made to the General Partner (which returned amount shall not reduce their Capital Commitments and shall be made within 45 days of the end of the fiscal year), which shall be an amount equal to the excess of (i) the amount of the Additional Incentive Allocation over (ii) the portion of the Excess Amount allocated to the General Partner. The amount so returned by the Partners shall be allocated to the General Partner.

          (vi) In the event that at the conclusion of the fiscal year following a fiscal year with respect to which an Additional Incentive Allocation was made (a "Prior Additional Incentive Allocation Year"), the Excess Amount as of the conclusion of such fiscal year is less than the Excess Amount as of the conclusion of the Prior Additional Incentive Allocation Year, the General Partner shall return to the Partnership an amount equal to 20% of the difference between (A) the Excess Amount for the Prior Additional Incentive Allocation Year and (B) the Excess Amount for such fiscal year. The amount so returned by the General Partner shall be allocated to the Partners pro rata in accordance with
                                                   --- ----
their respective Partnership Percentages.

          (vii) In the event that at the conclusion of the fiscal year following a Prior Additional Incentive Allocation Year, the distributions of Net Profits and earnings on cash deposits and money market instruments since the Initial Funding Date do not exceed the Threshold Return Amount through the end of such fiscal year, the General Partner shall return to the Partnership an amount equal to the excess of (x) the Incentive Allocations and the Additional Incentive Allocation made to the General Partner during the Prior Additional Incentive Allocation Year over (y) the amount that would have been allocated to the General Partner had all Net Profits for the Prior Additional Incentive Allocation Year been allocated 80% to all Partners pro rata in accordance with
                                                   --- ----
their respective Partnership Percentages and 20% to the General Partner (or such other percentages as would result from the application of Sec. 3.04(e)(i)). The amount so returned by the General Partner shall be allocated to the Partners pro
                                                                             ---
rata in accordance with their respective Partnership Percentages.
- ----

          Sec. 3.05. Distributions.

          (a) Within 15 days following the end of each month except for the last month of the fiscal year, the Partnership shall distribute to the Partners all Net Profits and interest earned on cash balances that had been allocated to such Partners during such month pursuant to Sec. 3.04; within 30 days of the end of the fiscal year, the Partnership shall distribute to the Partners all Net Profits and interest earned on cash balances that had been allocated to such Partners during the last month of such fiscal year pursuant to Secs. 3.04(e)(ii), 3.04(e)(iii) and 3.04(e)(v); and within 45 days of the end of the fiscal year, the Partnership shall distribute to the Partners or the General Partner, as the case may be, the amounts returned, if any, by the Partners or the General Partner, as the case may be, pursuant to Secs. 3.04(e)(ii), 3.04(e)(iii), 3.04(e)(v), 3.04(e)(vi) and 3.04(e)(vii)

          (b) In the event that the portion of the assets of the Partnership not invested in Health Care Receivables exceeds 10% of the Partnership's net assets, the General Partner shall distribute to each Partner an amount equal to the Partnership Percentage of such Partner multiplied by such excess amount. Such amount shall be distributed within 10 days of the date on which such percentage limitation is exceeded.

          Sec. 3.06. Withdrawals. Other than pursuant to distributions made under Sec. 3.05, no Partner may withdraw capital from the Partnership without the consent of the

General Partner. The General Partner must at all times maintain its capital account equal to at least 1% of the aggregate capital accounts of all Partners.

          Sec. 3.07. Reserves. The General Partner may set aside any portion or all of any capital contributions as reserves if the General Partner reasonably determines that such reserves are required for the proper operation of the Partnership's business. The General Partner may add to any reserve established upon its reasonable determination that such reserves are required and shall release funds from such reserves at such time as they are no longer reasonably required. For so long as any reserves have been established by the General Partner, it shall report to the Limited Partners at least once each month the amount of such reserves and the projected use and need for such reserves. Such reserves shall be invested and held in the name of the Partnership in money market or similar short-term instruments pursuant to Sec. 2.02.

          Sec. 3.08. Reinvestment. To the extent distributions are not made pursuant to Sec. 3.05, the Partnership may reinvest cash receipts from investments in Health Care Receivables in purchases of, loans against and financings of Health Care Receivables.

          Sec. 3.09. Allocation of Income and Loss for Tax Purposes. For each fiscal year, the General Partner shall allocate items of income, deduction, gain or loss for federal income tax purposes among the Partners in such manner as to reflect equitably amounts distributed or to be distributed to each Partner pursuant to Sec. 3.05(a) hereof for the prior and current fiscal years. It is the intention of the Partners under the previous sentence that, to the maximum extent practicable, taxable income not be allocated to a Partner to the extent that it would exceed the amount of cash previously distributed (or to be distributed in respect of the current fiscal year) to such Partner pursuant to Sec. 3.05(a) hereof, reduced by net taxable income previously allocated to such Partner in respect of prior fiscal years. Allocations under this Sec. 3.09 shall be made pursuant to the principles of Code Sections 704(b) and 704(c) and in conformity with the Regulations promulgated thereunder. Notwithstanding anything to the contrary in this Sec. 3.09. the General Partner shall be allocated for federal income tax purposes at least 1% of the income, deduction, gain or loss of the Partnership for the taxable year and the amounts otherwise allocable in any taxable year to the other Partners shall be reduced, proportionately, by an amount necessary for the General Partner to receive an appropriate allocation of 1% of the income, deduction, gain or loss of the Partnership, as the case may be.

          Sec. 3.10. Special Allocations. Notwithstanding Sec. 3.04 and Sec.
3.09 hereof, it is the intent of the Partners that allocations of net income, gain and loss (or items thereof) of the Partnership shall be made in a manner which complies with the provisions of Sections 704(b) and 704(c) of the Code and the Treasury Regulations thereunder and reflects the Partners' interests in the Partnership as determined under Treasury Regulations Section 1.704-1(b)(3). In furtherance of the foregoing, the General Partner is authorized and directed to allocate income, gain, loss or deduction in a manner which is inconsistent with Sec. 3.04 hereof to the extent necessary to comply with Sections 704(b) and 704(c) of the

Code and the Treasury Regulations thereunder, In this regard, (i) items of net loss and deduction attributable to Partner Nonrecourse Debt (as defined in the 7040 (b) Regulations) shall be allocated as provided in the 7040 (b) Regulations; (ii) if, in any period, there is a net decrease in the amount of the Partnership's Minimum Gain (as termed in the 704(b) Regulations), or in the amount of Minimum Gain attributable to Partner Nonrecourse Debt (as defined in the 7040 (b) Regulations), then the Partners shall be allocated items of income or gain for such period and subsequent periods to the extent and in the manner provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4) as Minimum Gain Chargebacks (as defined in the 704(b) Regulations); (iii) the Partnership shall make such allocations of income as shall be required by a Qualified Income Offset provision (as defined in the 7040 (b) Regulations) as described in Treasury Regulation Section 1.704-1(b) (2)(ii)(d); and (iv) in no event shall net losses or deductions be allocated to a Partner if such allocation would result in such Partner having a Qualified Income Offset amount.

          The allocations set forth in this Sec. 3.10 (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to allocate Net Profits and Net Loss or make Partnership distributions. Accordingly, notwithstanding the other provisions of this Article III, but subject to the Regulatory Allocations, the General Partner is hereby directed to reallocate items of income, deduction, gain or loss (or items thereof) among the Partners so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective amounts distributed to the Partners to be the amounts (or as close thereto as possible) that would have been distributed if such items of income, deduction, gain or loss had been allocated without reference to the Regulatory Allocations. In general, the Partners anticipate that this will be accomplished by specially allocating other items of income, deduction, gain or loss among the Partners so that the net amount of the Regulatory Allocations and such special allocations to each such Partner is zero. The General Partner shall have discretion to accomplish this result in any reasonable manner.

                                   ARTICLE IV

             Admission and Withdrawals of Partners; Transfers

          Sec. 4.01. Admission of Additional Limited Partners. The General Partner may admit additional Limited Partners, when and as it may determine in its sole discretion; provided, however, that whenever the General Partner shall
                     --------  -------
offer additional limited partnership interests, the General Partner shall notify any then existing Limited Partners of its intention and such existing Limited Partners shall have a right to subscribe to the additional interests being offered, within 30 days of such notice, on the same terms and conditions offered to such offerees, in the same proportion that their respective capital accounts bear to the aggregate capital accounts then outstanding; provided,
                                                                  --------
however, that any Limited Partner that is an affiliate of FCMI may subscribe for
- -------
all or a portion of such additional interests for which another Limited Partner that is an affiliate of FCMI elects not to subscribe. The General Partner is specifically authorized and entitled to purchase Limited Partner interests.

          Sec. 4.02. Withdrawals of Partners. No Partner may withdraw from the Partnership except upon dissolution of the Partnership as set forth in Sec. 6.02.

          Sec. 4.03. Transfers. A Limited Partner may transfer its interest in the Partnership; provided, however, that no transferee of such interest shall be
                 --------  -------
admitted to the Partnership as a substituted Limited Partner unless (a) the General Partner consents to such admission, which consent it may withhold in its sole discretion and (b) the transferee becomes a party to this Agreement and agrees to be bound by all of its terms and conditions (including, without limitation, restrictions on further transfers of such interest), assumes all debts and obligations of the transferor to the Partnership with respect to the transferred interest and provides such further written assurances relating to the foregoing as the General Partner may reasonably request. The General
Partner may transfer its interest in the Partnership only with the unanimous consent of, and upon such terms and conditions as determined by, the Limited Partners.

                                   ARTICLE V

                 Representations, Warranties and Covenants

             Sec. 5.01. Representations of the General Partner. The General Partner represents and warrants to each Limited Partner as follows:

          (a) Existence and Authority. The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction set forth opposite its name on Schedule A. It has the corporate power and authority to make, execute, deliver and perform this Agreement, and this Agreement has been duly authorized and approved by all required corporate action of it. This Agreement is a valid and binding obligation of the General Partner enforceable against it in accordance with its terms.

          (b) No Restrictions. The execution and delivery of this Agreement by the General Partner and the consummation of the transactions contemplated hereby
(i) will not violate any provision of the organizational documents of the General Partner, (ii) will not violate any statute, rule, regulation, order or decree by which the General Partner or any of its properties are bound or require any notice to or filing with or authorization, consent or approval of any public body or authority and (iii) will not result in a violation or breach of, or constitute a default under, any license, franchise, permit, indenture, agreement or other instrument to which the General Partner is a party, or by which the General Partner or any of its properties is bound, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults which, either individually or in the aggregate, would not prevent the General Partner from performing its obligations under this Agreement or consummation of the transactions contemplated by this Agreement and excluding from the foregoing clause (ii) notices, filings, authorizations, consents and approvals which have been given, made or obtained and are in full force and effect or the failure of which to give, make or obtain would not, individually and in the aggregate, have an adverse effect on the business or condition (financial or otherwise) or results of operation of the General Partner or adversely affect the ability of the General Partner to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement.

          (c) No Partnership Disabling Event. Neither the General Partner nor Ethan Leder or John Delaney is subject to any of the Partnership Disabling Events specified in Sec. 6.01.

          Sec. 5.02. Covenants of the General Partner. The General Partner covenants to each Limited Partner as follows:

          (a) Compliance With Applicable Law. The General Partner shall comply with all laws and regulations applicable to the conduct of the Partnership's business, including, but not limited to, obtaining and maintaining all required licenses and/or authorizations to conduct such business. The General Partner shall also file in a timely manner all required license renewal forms and shall pay in a timely manner all required license renewal fees. The General Partner shall comply with the orders of all governmental authorities and shall cooperate with such governmental authorities so as to maintain the Partnership's ability to transact its business.

          Sec. 5.03. Representations of the Limited Partners. Each Limited Partner individually represents and warrants to the General Partner as follows:

          (a) Existence and Authority. If such Limited Partner is a corporation or partnership, such Limited Partner is duly organized, validly existing and in good standing under the laws of the jurisdiction set forth opposite the name of such Limited Partner in Schedule A; if such Limited Partner is an individual, such Limited Partner is a resident of the jurisdiction set forth opposite the name of such Limited Partner in Schedule A. Such Limited Partner has the authority to make, execute, deliver and perform this Agreement and this Agreement has been duly authorized and approved by all required action of such Limited Partner. This Agreement has been duly executed and delivered on behalf of such Limited Partner and constitutes the valid and binding obligation of such Limited Partner enforceable against it in accordance with its terms.

          (b) No Restrictions on the Limited Partners. The execution and delivery of this Agreement by such Limited Partner and the consummation of the transactions contemplated hereby (i) will not violate any statute, rule, regulation, order or decree of or require any notice to or filing with or authorization, consent or approval of any governmental body or authority by which such Limited Partner or any of the properties of such Limited Partner are bound and (ii) will not result in a violation or breach of, or constitute a default under, any license, franchise, permit, indenture, agreement or other instrument to which such

Limited Partner or any of its properties is bound, excluding from the foregoing violations, breaches or defaults which either individually or in the aggregate, would not have an adverse effect on the business or condition (financial or otherwise) or results of operations of such Limited Partner or adversely affect the ability of such Limited Partner to consummate the transactions contemplated hereby and excluding from the foregoing clause (i) notices, filings, authorizations, consent and approvals which have been given, made or obtained and are in full force and effect or which the failure to give, make or obtain would not, individually or in the aggregate, have an adverse effect on the business or condition (financial or otherwise) or results of operations of such Limited Partner or adversely affect the ability of such Limited Partner to consummate the transactions contemplated by this Agreement.

                                   ARTICLE VI

                 Duration and Termination of Partnership

             Sec. 6.01. Duration and Dissolution of Partnership. The Partnership

shall continue to operate until die earliest of the following dates:
(i) December 31, 1997, unless extended to December 31, 1998 at the election prior to June 30, 1997 of Limited Partner having capital accounts the aggregate value of which exceeds 50% of the value of all Limited Partners capital accounts as of such date, or (ii) the date on which a Partnership Disabling Event, defined below, occurs; provided, however, that the General Partner may terminate
                       --------  -------
the Partnership on 90-days written notice to each of the Limited Partners, which written notice may not be given prior to October 1, 1996, in the event that such termination of the Partnership is related to a change in control of the General Partner or a recapitalization of the General Partner by a person unaffiliated with the General Partner as of the date hereof.

             For purposes of the foregoing, a Partnership Disabling Event shall occur:

             (i) upon any date on which it becomes unlawful for the Partnership to engage in the business of purchasing, loaning against or financing Health Care Receivables;

             (ii) upon the mutual consent of the General Partner and Limited Partners having capital accounts the aggregate value of which exceeds 50% of the value of all Limited Partner capital accounts;

             (iii) when the General Partner becomes insolvent, enters into any bankruptcy proceedings whether voluntary or involuntary (unless dismissed within 60 days thereafter), makes an assignment for the benefit of creditors or is liquidated, wound-up or otherwise loses its legal existence;

             (iv) when the General Partner fails to obtain by the date of the first Drawdown, or thereafter loses or has suspended or materially restricted, any license or authorization (whether express or implied) required for the transaction of the Partnership's business, which failure, loss, suspension or restriction has a material adverse effect on the Partnership's business;

             (v) when during the Commitment Period, either Ethan Leder or John Delaney ceases to be a principal of the General Partner or is otherwise no longer involved substantially in performing the duties of the General Partner hereunder, dies, is materially disabled, becomes insolvent, enters into any bankruptcy proceeding or makes an assignment for the benefit of creditors; and

             (vi) when (x) either Ethan Leder or John Delaney becomes the subject of any civil, criminal or administrative proceeding or investigation involving allegations or charges of fraud or violations of law and (y) Limited Partners having capital accounts the aggregate value of which exceeds 50% of the value of the capital accounts of all Limited Partners elect, at least three months following the commencement of such a proceeding or investigation and while such proceeding or investigation is ongoing, to dissolve the Partnership.

          Upon the occurrence of a Partnership Disabling Event, the Partnership shall be wound up, unless, within 30 days after the occurrence of such Partnership Disabling Event, the remaining Partners owning a majority of the profits interests and a majority of the capital interests agree in writing to continue the business of the Partnership. The Partnership shall not be wound up upon the withdrawal, death, permanent disability, adjudication of incompetency, dissolution, termination or bankruptcy of any Limited Partner.

          Sec. 6.02. Liquidation of Partnership. Upon the dissolution of the Partnership as provided in Sec. 6.01, unless the Partnership is reconstituted and continued pursuant to Sec. 6.01, the General Partner, out of Partnership assets, shall pay first the expenses of winding up, liquidation and dissolution of the Partnership, and thereafter all of the remaining assets of the Partnership shall be distributed in the following order:

                (a) to creditors, in the order of priority as provided by law;

                (b) to the Partners in accordance with Sec. 3.05(a);

                (c) to the Partners to the extent of their Unreturned Capital Contributions; and

                (d) to the Partners in accordance with their respective Partnership Percentages.

          Notwithstanding the foregoing, in-kind distributions of Health Care Receivables or interests shall not be made in the course of liquidating the Partnership. If, at the time of dissolution, the Partnership holds Health Care Receivables, the General Partner shall promptly attempt to sell such receivables for cash consideration, such sales to be made to a non-affiliated third party on a prudent basis to maximize the value of such assets. The winding up and liquidation of the Partnership shall not be concluded until either (i) such receivables have been sold or (ii) all of the amounts payable to the Partnership in respect of such receivables have been received by the Partnership.

                                   ARTICLE VII

                         Tax Returns; Reports to Partners

           Sec. 7.01. Filing of Tax Returns. The General Partner shall prepare and file, or cause the accountants of the Partnership to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Partnership.

           Sec. 7.02. Reports to Current and Former Partners.

           (a) Within 15 days after the end of each calendar month, the General Partner shall prepare and mail to each Partner a report setting forth as of the end of the such calendar month the value of the assets and liabilities of the Partnership and each Partner's proportional interest therein, along with a statement of the value as of or through such date of: Drawdowns, cash deposits and money market instruments, Unreturned Capital Contributions, Loss Recovery Account balances and distributions of Net Profits and earnings on cash deposits and money market instruments. In addition, such report shall include the information with respect to borrowings by the Partnership specified in Schedule B attached hereto. The General Partner shall establish and maintain with the books and records of the Partnership a capital account for each Partner, which shall be adjusted each month in accordance with the provisions of Part III to reflect each such Partner's interest in the Partnership as of such date.

           (b) Within 30 days after the end of each fiscal year, the General Partner shall prepare and mail, or cause the accountants of the Partnership to prepare and mail, to each Partner and, to the extent necessary, to each former Partner (or his legal representative), a report setting forth in sufficient detail such information as shall enable such Partner or former Partner (or his legal representative) to prepare his federal income tax return in accordance with the laws, rules and regulations then prevailing.

           (c) The books and records of the Partnership shall be audited by its accountants as of the end of each fiscal year of the Partnership. Within 60 days after the end of each fiscal year, the Partnership shall prepare and mail to each Partner, together with the report thereon of the Partnership's accountants, the audited financial statements of the Partnership, including the Partnership's year-end balance sheet and income statement. The Partnership's accountants shall be Arthur Andersen & Co., unless agreed to otherwise by the

General Partner and Limited Partners having capital accounts the aggregate value of which exceeds 50% of the value of all Limited Partner capital accounts.

           Sec. 7.03. Tax Matters Partner. The General Partner shall be designated on the Partnership's annual federal information tax return as the Tax Matters Partner of the Partnership for purposes of Section 6231(a)(7) of the Code. Each person (for purposes of this Sec. 7.03, called a "Pass-Thru
Partner") that holds or controls an interest as a Limited Partner on behalf of, or for the benefit of another person or persons, or which Pass-Thru
Partner is beneficially owned (directly or indirectly) by another person or persons shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Partnership holding such interests through such Pass-through Partner. In the event the Partnership shall be the subject of an income tax audit by any federal, state or local authority, to the extent the Partnership is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for and its decision shall be final and binding upon, the Partnership and each Partner thereof; provided, however, that if the resolution of such audit may have a
         --------  -------
material adverse effect on any Limited Partner, the Tax Matters Partner shall not finally resolve such audit without the written consent of such Limited Partner.

                                  ARTICLE VIII

                                  Miscellaneous

           Sec. 8.01. General. This Agreement: (a) shall be binding on the executors, administrators, estates, heirs, legal successors and representatives of the Partners; and (b) may be executed, through the use of separate signature pages or in any number of counterparts with the same effect as if the parties executing such counterparts had all executed one counterpart; provided, however,
                                                              --------  -------
that each such counterpart shall have been executed by the General Partner and that the counterparts, in the aggregate, shall have been signed by all of the Partners.

           Sec. 8.02. Power of Attorney. Each of the Limited Partners hereby appoints the General Partner, or any Partner or Partners then acting as the General Partner, with power of substitution as his true and lawful representative and attorney-in-fact, in his name, place and stead to make, execute, sign, acknowledge, swear to and file:

           (a) any and all instruments, certificates, and other documents which may be deemed necessary or desirable to effect the winding-up and termination of the Partnership;

           (b) any business certificate, fictitious name certificate, amendment thereto, or other instrument or document of any kind necessary or desirable to accomplish the business, purpose and objectives of The Partnership, or required by any applicable federal, state or local law: and

           (c) all amendments or modifications to the Agreement to the extent made in accordance with Sec. 8.03 hereof.

          The power of attorney hereby granted by each of the Partners is coupled with an interest, is irrevocable, and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy or insolvency of such Partner,

          Sec. 8.03. Amendments to Partnership Agreement. The terms and provisions of This Agreement may be modified or amended at any time and from time to time by the General Partner and all of the Limited Partners.

          Sec. 8.04. Choice of Law. notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware and, without limitation thereof, that the Act as now adopted or as may be hereafter amended shall govern this Agreement.

          Sec. 8.05. Notices. Each notice or other communication relating to this Agreement shall be in writing and delivered in person or by registered or certified mail. All such communications to the Partnership shall be addressed to its principal office and place of business. All such communications addressed to a Partner (or his legal representative) shall be addressed to such Partner at the address set forth on Schedule A. Any Partner may designate a new address by notice to that effect given to the Partnership. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given when mailed by registered or certified mail to the proper address or delivered in person.

           Sec. 8.06. Headings. The titles of the Articles and the headings of the Sections of this Agreement are for convenience of reference only, and are not to be considered in construing the terms and provisions of this Agreement.

           IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first set forth above.

GENERAL PARTNER:                        LIMITED PARTNERS:

HEALTHPARTNERS FINANCIAL                FARALLON CAPITAL PARTNERS, L.P.
CORPORATION




By: /s/ John K. Delaney                 By: /s/ Jason M. Fish
   -------------------------               -------------------------
   John K. Delaney                         Jason M. Fish
   President                               General Partner


                                        RR CAPITAL PARTNERS, L.P.


                                        By: /s/ Jason M. Fish
                                           -------------------------
                                           Jason M. Fish
                                           General Partner

                                   SCHEDULE A

                              Schedule of Partners

                                     PART I

                                 General Partner

                                         Partnership   Capital
General Partner            Jurisdiction  Percentage   Commitment
- ---------------            ------------  ----------   ----------

HealthPartners             Delaware          1%        $202,000
  Financial Corporation



                                     PART II

                                Limited Partners


                                              Partnership   Capital
General Partner                 Jurisdiction  Percentage   Commitment
- ---------------                 ------------  ----------   ----------
FARALLON Capital Partners, L.P.  California       84%      $17,000,000
One Maritime Plaza
Suite 1325
San Francisco, CA 94111
Attention: Mr. Jason M. Fish

RR Capital Partners, L.P.        New York         15%      $ 3,000,000
One Maritime Plaza
Suite 1325
Sam Francisco, CA 94111
Attention: Mr. Jason M. Fish

                                   SCHEDULE B

                               Borrowing Schedule

Unreturned Capital Contributions     Permissible Borrowings
- --------------------------------     ----------------------

Up to $15,000,000                    The Partnership may borrow
                                     on a 1.5:1 debt to equity basis with
                                     respect to Unreturned Capital Contributions up to $15,000,000.

Over $15,000,000                     Once Unreturned Capital Contributions
                                     exceed $15,000,000, the Partnership may
                                     borrow on a 2:1 debt to equity basis with respect to all Unreturned Capital
                                     Contributions.

   In addition to the foregoing restrictions, and even if under the foregoing restrictions borrowings on a 1.5:1 basis or 2:1 basis would be permissible, borrowings by the Partnership shall be restricted in the following manner:

Client Category                     Permissible Borrowings
- ---------------                     ----------------------

  A The Partnership may borrow on a 2:1. debt to equity basis with respect to any batch of Health Care Receivables purchased from a Category A client.

  B The Partnership may borrow on a 1:1 debt to equity basis with respect to any batch of Health Care Receivables purchased from a Category B client.

  C The Partnership may not borrow with respect to any batch of Health Care Receivables purchased from a Category C client.

   The determination of the category into which a client falls shall be made by the General Partner. Each report to the Limited Partners prepared pursuant to Sec. 7.02(a) shall describe each borrowing by the Partnership outstanding during such month and the categorization of each client related to each borrowing. Within seven days of its receipt of such monthly report, a Limited Partner shall have the right to send to the General Partner a written objection to any such categorization by the General Partner.

                                   SCHEDULE C

                               Existing Providers

A.   Purchase Program (participated with HealthPartners-DEL, L.P.):

1.   Associated Rehabilitation Services, Inc.*

2.   Ashland Regional Medical Center, Inc."

3.   Charles J. Bier, M.D.

4.   Branch Villa Health Care Center, Inc.

5.   ConsultAmerica East Haven, Inc.; ConsultAmerica Cottage Hills, Inc.

6.   Commonwealth Care, Inc.

7.   Chancellor Health Care Management, Inc. (and affiliates)

8.   Chase Health Care Management, Inc.

9.   Central Jersey Rehabilitation Services, Inc.

10.  Community Rehabilitation Associates, Inc. (and affiliates)

11.  Clinical Support Services, Inc.

12.  ExtenCare, Inc.

13.  First Health Corporation, d/b/a Rosewood Terraces*

14.  Global Health Management, Inc.

15.  Home Patient Care, Inc. (and affiliates)

16.  Logan Health Care Management, Inc. (and affiliates)

17.  MedTel International, L.P.

18.  Maryland NeuroRehab Center, Inc.

- --------------------------
*    Also a MediMax Client

19.  MedPremises, Inc.

20.  National Care Resources, Inc.-Texas: National Care Resources, Inc.
     -New York

21.   Newton Hospital, Inc.

22.  Nursing Enterprises, Inc.

23.  Professional Home Health Services, Inc.

24.  Priority Professional Services, Inc.

25.  Riverdale Home Therapies, Inc.

26.  Ronald D. Sager, M.D.

27.  Samy El-Touhky M.D., d/b/a/ Needles Medical Center

28.  Seafield Center, Inc.*

29.  Skilled Nursing, Inc.; SNI Homecare, Inc.

30.  Southampton Hospital*

31.  SPARC, Inc.

32.  Sunquest Healthcare Corporation (and affiliates)

33.  The Terraces, Inc.,

34.  Terrace View Diversified Health Care, Inc.

35.  Urology Medical Group, Inc.

36.  Visiting Nurses of Del Rio, Inc.

37.  The Well Mill, Inc.


Loan Program (not participated with HealthPartners-DEL,, L.P.):

1.   American Psych Systems, Inc.

2.   Delta Health Group (and affiliates)

- ---------------------------------
*    Also a MediMax Client

3.   Health Management Associates, Inc.

4.   PENNMED Healthcare Group (and affiliates)

5.   Physicians Home Health Care, Inc.

6.   Rehab Designs of America, Inc.


MediMax Clients (not participated with HealthPartners-DEL, L.P.):

1.   Hempstead Hospital

2. Primary Health Management Systems, Inc., CAMDCON, Inc., d/b/a S.T.E.P.S. and CDCO, Inc., d/b/a/ Anacapa Hospital

                                   SCHEDULE D

                                 MediMax Clients

1.   Southampton Hospital

2.   Seafield Center, Inc.

3.   Hempstead General Hospital

4.   Esperanza Health Systems, Inc.

5.   Amtech Inc.

6. Primary Health Management Systems, Inc., CAMDO, Inc., d/b/a/ S.T.E.P.S. and CDCO, Inc., d/b/a/ Anacapa Hospital

7.   Associated Rehabilitation Services, Inc.

8.   The Terraces, L.C.

9.   Branch Villa Health Care Center, Inc.

10.  First Health Corporation

11.  Ashland Regional Medical Center

     2. Assignee hereby accepts the assignment of the Partnership Interest and hereby expressly assumes all of Assignor's obligations to the partnership whether now existing or hereafter incurred, including, without limitation, the obligation of Assignor to make capital contributions pursuant to the provisions of Article III of the Partnership Agreement. Assignee hereby represents for the benefit of Assignor and the Partnership that it is acquiring the Partnership Interest for its own account for investment and not with a view to the resale or distribution thereof and agrees that it will not transfer, sell, or dispose of, or offer to transfer, sell, or dispose of, all or any portion of the Partnership Interest or solicit offers to buy from or otherwise approach or negotiate in respect thereof with any person or persons whomsoever, all or any portion of the Partnership Interest in any manner which would violate or cause the Partnership or HFC to violate applicable Federal and state securities laws.

     3. This Assignment of Partnership Interest and Assumption shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware.

     4. This Assignment of Partnership Interest and Assumption shall be binding upon and shall inure to the benefit of the respective parties hereto and their respective legal representatives, successors and assigns.

     5. This Assignment of Partnership interest and Assumption may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Partnership Interest and Assumption as of the day and year first above written.

                                   ASSIGNOR:

                                   FARALLON CAPITAL PARTNERS, L.P.

                                   By /s/ Jason M. Fish
                                     -----------------------------------
                                      Title:  General Partner

                                   ASSIGNEE:

                                   HEALTHPARTNERS INVESTORS, LLC

                                   By   FARALLON CAPITAL MANAGEMENT, INC.,
                                        Manager

                                        By: Jason M. Fish
                                           -----------------------------
                                           Title:   Managing Director



                                      2.

                                    CONSENT

     The undersigned, it its capacity as general partner of the Partnership, hereby consents to the assignment and assumption provided for in the foregoing Assignment of Partnership Interest and Assumption and to the substitution of Assignee as a limited partner in the Partnership.

     IN WITNESS WHEREOF, the undersigned has executed this Consent as of the 28th day of March, 1996.

                     HEALTHPARTNERS FINANCIAL CORPORATION
                     a Delaware corporation



                     By: [SIGNATURE APPEARS HERE-ILLEGIBLE]
                        -------------------------------------------
                         Title: President



                                      3.

                           ASSIGNMENT AND ASSUMPTION


     THIS ASSIGNMENT AND ASSUMPTION, dated as of the 28th day of March, 1996 by and between RR CAPITAL PARTNERS, L.P., a Delaware limited partnership ("Assignor") and HEALTHPARTNERS INVESTORS, LLC, a Delaware limited liability company ("Assignee").

                                  WITNESSETH:

     WHEREAS, Assignor is a limited partner of that certain Delaware limited partnership known as "HEALTHPARTNERS FUNDING, L.P." (the "Partnership"), which is currently governed by that certain partnership agreement captioned "LIMITED PARTNERSHIP AGREEMENT OF HEALTHPARTNERS FUNDING, L.P.", dated September 12, 1994, by and among Health Partners Financial Corporation, a Delaware corporation ("HFC"), Farallon Capital Partners, L.P., a California limited partnership ("FCP"), and Tinicum Partners, L.P., a New York Limited Partnership ("Tinicum"), as amended by that certain amendment captioned "HEALTHPARTNERS FUNDING, L.P. AMENDMENT NO. ONE TO LIMITED PARTNERSHIP AGREEMENT", dated as of October 3, 1995, by and among HFC, FCP, Tinicum, and Assignor, pursuant to which Assignor was substituted as a limited partner in the Partnership in lieu of Tinicum (as so amended, the "Partnership Agreement"); and

     WHEREAS, Assignor desires to assign to Assignee Assignor's entire limited partnership interest in the Partnership (the "Partnership Interest"), and Assignee desires to acquire the Partnership Interest; and

     WHEREAS, it is intended that Assignee become a substituted limited partner in the Partnership;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Assignor hereby unconditionally assigns, sells transfers, conveys and sets over to Assignee all of Assignor's right, title and interest in and to the Partnership Interest, including without limitation, all of Assignor's interest in the capital and the profits and losses of the Partnership and all rights to receive distributions of money, profits and other assets from the Partnership. Assignor hereby represents and warrants to Assignee that Assignor has not heretofore assigned, sold, transferred, conveyed or hypothecated the Partnership Interest in whole or in part, to any person or entity and that it Owns the Partnership Interest free and clear of all liens, claims, charges and other encumbrances. Except as otherwise expressly provided herein, the Partnership Interest is being assigned, sold, transferred, conveyed and set over by Assignor to Assignee "AS IS" and without representation or warranty whatsoever,

     2. Assignee hereby accepts the assignment of the Partnership Interest and hereby expressly assumes all of Assignor's obligations to the Partnership whether now existing or hereafter incurred, including, without limitation, the obligation of Assignor to make capital contributions pursuant to the provisions of Article III of the Partnership Agreement. Assignee hereby represents for the benefit of Assignor and the Partnership that it is acquiring the Partnership interest for its own account for investment and not with a view to the resale or distribution thereof and agrees that it will not transfer, sell, or dispose of, or offer to transfer, sell, or dispose of, all or any portion of the Partnership Interest or solicit offers to buy from or otherwise approach or negotiate in respect thereof with any person or persons whomsoever, all or any portion of the Partnership Interest in any manner which would violate or cause the Partnership or HFC to violate applicable Federal and state securities laws.

     3. This Assignment of Partnership Interest and Assumption shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware.

     4. This Assignment of Partnership Interest and Assumption shall be binding upon and shall inure to the benefit of the respective parties hereto and their respective legal representatives, successors and assigns.

     5. This Assignment of Partnership Interest and Assumption may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Partnership Interest and Assumption as of the day and year first above written.

                                  ASSIGNOR:

                                  RR CAPITAL PARTNERS, L.P.

                                  By:  /s/ Jason M. Fish
                                       ---------------------------------------
                                       Title:  General Partner

                                  ASSIGNEE:

                                  HEALTHPARTNERS INVESTORS, LLC

                                  By:  FARALLON CAPITAL MANAGEMENT, INC.,
                                       Manager

                                       By: /s/ Jason M. Fish
                                          ------------------------------
                                          Title:  Managing Director

                                      2.

                                    CONSENT

     The undersigned, in its capacity as general partner of the Partnership, hereby consents to the assignment and assumption provided for in the foregoing Assignment of Partnership Interest and Assumption and to the substitution of Assignee as a limited partner in the Partnership.

     IN WITNESS WHEREOF, the undersigned has executed this Consent as of the 28th day of March, 1996.

                          HEALTHPARTNERS FINANCIAL CORPORATION
                          a Delaware corporation

                          By: /s/ John K. Delaney
                              ----------------------------------------
                              Title:


                                       3.

                          HEALTHPARTNERS FUNDING, L.P.
              AMENDMENT NO. TWO TO LIMITED PARTNERSHIP AGREEMENT


     THIS AMENDMENT NO. TWO TO LIMITED PARTNERSHIP AGREEMENT, dated as of the 28th day of March, 1996, by and among HEALTHPARTNERS FINANCIAL CORPORATION, a Delaware corporation, ("HFC"), FARALLON CAPITAL PARTNERS, L.P., a California limited partnership ("FCP"), RR CAPITAL PARTNERS, L.P., a Delaware limited partnership ("Capital") and HEALTHPARTNERS INVESTORS, LLC, a Delaware limited liability company ("Investors").

                             W I T N E S S E T H:

     WHEREAS, HEALTHPARTNERS FUNDING, L.P., a Delaware limited partnership (the "Partnership"), is currently governed by that certain partnership agreement captioned "LIMITED PARTNERSHIP AGREEMENT OF HEALTHPARTNERS FUNDING, L.P.", dated September 12, 1994. by and among HFC, FCP and Tinicum Partners, L.P., a New York Limited Partnership ("Tinicum"), as amended by that certain amendment captioned "HEALTHPARTNERS FUNDING, L.P. AMENDMENT NO. ONE TO LIMITED PARTNERSHIP AGREEMENT, dated as of October 3, 1995, by and among HFC, FCP, Tinicum, and Capital, pursuant to which Capital was substituted as a limited partner in the Partnership in lieu of Tinicum (as so amended, the "Partnership Agreement"); and

     WHEREAS, by Assignment and Assumption, dated as of March 28, 1996, by and between FCP and Investors, FCP assigned to Investors FCP's entire limited partnership interest in the Partnership, and Investors assumed all obligations of FCP to the Partnership; and

     WHEREAS, by Assignment and Assumption, dated as of March 28, 1996, by and between Capital and Investors, Capital assigned to Investors Capital's entire limited partnership interest in the Partnership, and Investors assumed all obligations of Capital to the Partnership; and

     WHEREAS, HFC, in its capacity as general partner of the Partnership has consented to the foregoing assignments and to the substitution of Investors as a limited partner in the Partnership in lieu of both FCP and Capital; and

     WHEREAS, the parties desire to amend the Partnership Agreement to reflect the foregoing assignment and assumption and the substitution of Investors as a limited partner in the Partnership in lieu of both FCP and Capital;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Partnership Agreement.

     2. Investors hereby consents and agrees to be bound by all of the terms and provisions of the Partnership Agreement, as amended by this Amendment.

     3. The parties hereby confirm the substitution of Investors as a limited partner in the Partnership in lieu of both FCP and Capital, effective as of March 28, 1996, without any further action being required pursuant to the provisions of section 4.03 of the Partnership Agreement or otherwise.

     4 In order to give effect to the foregoing assignment, assumption and substitution, Schedule A to the Partnership Agreement is hereby amended in its entirety to read as set forth in Schedule A attached hereto.

     5. So long as Investors is the only Limited Partner of the Partnership, all references in the Partnership Agreement, as amended by this Amendment, to the "Limited Partners" shall be to Investors as the sole limited partner.

     6. This Amendment shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware.

     7. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                          HEALTHPARTNERS FINANCIAL CORPORATION

                          By: /s/ John K. Delaney
                             -----------------------------------------
                             Title:

                          FARALLON CAPITAL PARTNERS L.P.

                          By: /s/ Jason M. Fish
                             -----------------------------------------
                             Title:  General Partner

                          RR CAPITAL PARTNERS, L.P.

                          By: /s/ Jason M. Fish
                             ---------------------------------------
                             Title:  General Partner


                                      2.